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                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sterling Commerce, Inc. (the "Company"), for the registration of 4,023,797 shares of its common stock, and to the incorporation by reference therein of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.



                                 /s/ Ernst & Young LLP


Dallas, Texas
March 20, 1998